UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2021

QUEST PATENT RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	33-18099-NY	11-2873662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Theodore Fremd Ave., Suite 206S, Rye, NY	10580-1411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 743-7577

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

On June 7, 2021, MaloneBailey, LLP (“MaloneBailey”) advised the Company that it was resigning, effective June 7, 2021, as the Company’s independent registered public accounting firm. MaloneBailey issued an auditor’s report for the years ended December 31, 2020 and 2019, which report did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and any subsequent interim period through the date of such resignation, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey would have caused them to make reference thereto in connection with their report on the financial statements for the years ended December 31, 2020 and 2019. Further, during such period, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The Company provided MaloneBailey with a copy of the foregoing disclosure and requested MaloneBailey to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated June 8, 2021, furnished by MaloneBailey, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter dated June 8, 2021 from MaloneBailey, LLP to the Securities and Exchange Commission

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST PATENT RESEARCH CORPORATION
(Registrant)

Date: June 8, 2021	/s/ Jon C. Scahill
By: Jon C. Scahill
Title: Chief Executive Officer

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